SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[ X ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

TRI-VALLEY CORPORATION

(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TRI-VALLEY CORPORATION

4550 California Avenue, Suite 600

Bakersfield, California 93309

Meeting to be Held:

DATE:	Saturday, October 4, 2008
TIME:	10:00 A.M. (P.D.T.)
PLACE:	Fess Parker’s Doubletree Resort
633 East Cabrillo Boulevard
Santa Barbara, California 93103

Matters to be Voted on:

1.	Electing eight directors to serve for the ensuing year;

2.	Transacting such other business as may properly come before the meeting and any adjournment thereof.

Who May Attend and Vote at the Meeting:

Shareholders of record at the close of business on August 6, 2008, and valid proxy holders may attend and vote at the meeting. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

This meeting notice and proxy statement was first sent to shareholders of Tri-Valley Corporation on or about August 13, 2008.

By order of the Board of Directors,

/s/ F. Lynn Blystone

F. Lynn Blystone

Chairman, President and

Chief Executive Officer

PROXY STATEMENT

TO THE SHAREHOLDERS OF TRI-VALLEY CORPORATION:

GENERAL INFORMATION ABOUT THE SHAREHOLDERS’ MEETING

The only items of business which management intends to present at the meeting are listed in the Notice of Annual Meeting of Shareholders. This proxy statement provides details about the meeting.

The enclosed proxy material relating to Tri-Valley Corporation from our Board of Directors is sent to you as the direct or beneficial owner of our common stock, with our sincere request that you give those materials your prompt and thorough consideration. Your vote at the annual meeting is important to Tri-Valley.

The board of directors of Tri-Valley Corporation hereby solicits your proxy (on the enclosed proxy form) for use at our Annual Meeting of Shareholders to be held October 4, 2008, at 10:00 A.M. (local time) at Fess Parker’s Doubletree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California 93103.

By returning your signed proxy, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management's best judgment in response to proposals initiated by others at the meeting. Unless you are planning to attend the meeting, your vote must be received by 11:59 pm Pacific Daylight Time, on October 3, 2008.

Our administrative office is located at 4550 California Avenue, Suite 600, Bakersfield, California 93309. The approximate date on which this proxy statement and proxy will first be sent to the shareholders is August 13, 2007. The costs of this proxy notification will be paid by the company and are estimated to be approximately $9,500. A professional proxy solicitor has not been engaged.

If you are unable to attend this meeting, we request that you return the enclosed proxy form, properly executed, in order that your shares will be represented and voted at the meeting.

Changing or Revoking Your Proxy Vote

You may revoke your signed proxy at any time before it is exercised at the annual meeting. You may do this by advising our secretary in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

Who May Vote

As of July 11, 2008, 27,012,589 shares of our common stock were outstanding. Each share is entitled to one vote per director in the election of directors and one vote in all other matters to be voted upon at the meeting. Shareholders of record as of the close of business at 5:00 P.M. on Wednesday, August 6, 2008, are the only persons entitled to vote at this meeting.

Voting in Person

Although we encourage you to complete and return your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

How Your Votes Are Counted

We will hold the annual meeting if holders of not less than one-half the outstanding shares are present either in person or by proxy. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the matters listed on the proxy card.

The vote of a plurality of the shares present at the meeting, in person or by proxy, is necessary to elect directors.

Voting by Street Name Holders

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder by 11:59 pm on October 3, 2008, the record holder will be entitled to vote your shares in its discretion on Proposal 1 (Election of Directors), but will not be able to vote your shares on the second proposal, and your shares will be considered a “broker non-vote” on that proposal.

As the beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.

ABSTAINING IS THE SAME AS VOTING “NO”

If you mark "Abstain" with respect to any proposal on your proxy, your shares will be counted in the number of votes cast. However, a vote to “Abstain” has the same effect as voting no. Management requests that you vote either “For” or “Against” on each proposal to come before the meeting. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal, the shares will not be counted in the number of votes cast.

A ''broker non-vote'' occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. ''Broker non-votes'' are not counted as votes against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal.

ITEMS OF BUSINESS

The Board of Directors currently consists of eight (8) members. Each director serves for a term of one (1) year. Eight (8) director positions are up for election at the meeting. All eight of the currently serving directors have been nominated for re-election. Seven of the currently serving directors were elected by the shareholders at the 2007 annual meeting and the Board has appointed James S. Mayer, 51, of Newton, Pennsylvania to fill the vacancy created by the retirement of Mr. Carlson. Mr. Mayer is on management’s slate in this proxy statement.

Voting

The eight nominees receiving the highest number of votes will be elected. Proxies solicited by the board of directors will be voted in favor of each nominee unless shareholders specify otherwise in their proxies. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxy holders named in the enclosed proxy will vote for substitute nominees at their discretion.Votes withheld for a nominee will not be counted. Our articles of incorporation do not provide for cumulative voting in elections for director, and cumulative voting for directors will not be permitted at the annual meeting.

The Board of Directors unanimously recommends a vote FOR the election of each of the following eight nominees for director.

Each director must be elected by a plurality vote of the shares represented at the meeting.

Nominees for the Board of Directors

Each nominee for director was unanimously nominated by the Nominating and Corporate Governance Committee and by the Board of Directors, including all of the independent directors.

The following pages describe the nominees for director, including their principal occupations for the past five years, certain other directorships, age, length of service as a Tri-Valley director, membership on committees, attendance at Board and committee meetings, and ownership of our stock. Each nominee has agreed to be named in this proxy statement and to serve as a director if elected. The ages listed are as of July 11, 2008.

Name and Position with Company	Age	Director Since	Common Stock Beneficially Owned(1)	Percent of Class (2)
F. Lynn Blystone, President, CEO and Director	72	1974	1,213,853	4.4%
Paul W. Bateman, Director	51	2007	103,000	0.4%
Edward M. Gabriel, Director	58	2007	102,000	0.4%
Loren Miller, Director	63	1992	297,800	1.1%
Henry Lowenstein, Director	54	2005	104,200	0.4%
William H. Marumoto, Director	73	2005	104,000	0.4%
James S. Mayer	51	2008	-	-
G. Thomas Gamble, Director	47	2006	2,345,834	8.7%
All Directors as a Group			4,065,687	14.9%

(1) Includes shares which the listed shareholder has the right to acquire from options as follows: F. Lynn Blystone 708,850; Paul W. Bateman 100,000; Edward M. Gabriel 100,000; Dr. Henry Lowenstein 100,000; William H. Marumoto 100,000, and G. Thomas Gamble 96,667.

Under SEC rules, we calculate the percentage ownership of each person who owns exercisable options by adding (1) the number of exercisable options for that person to (2) the number of total shares outstanding, and dividing that result into (3) the total number of shares and exercisable options owned by that person.

(2) Based on total outstanding shares of 27,012,589 as of July 11, 2008. The persons named herein have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Nominee Profiles

F. Lynn Blystone

Chairman, President and Chief Executive Officer of Tri-Valley Corporation and Tri-Valley Power Corporation, CEO of Tri-Valley Oil & Gas Company, Select Resources Corporation, Great Valley Drilling Company LLC and Great Valley Production Services LLC, which are five wholly owned subsidiaries of Tri-Valley Corporation, Bakersfield, California

Mr. Blystone became president and chief executive officer of Tri-Valley Corporation in October 1981, and was nominally vice president from July to October 1981. The Board named him Chairman in 2007. His background includes institution management, venture capital and various management functions for a mainline pipeline contractor including the Trans-Alaska Pipeline Project. He has founded, run and sold companies in several fields including Learjet charter, commercial construction, municipal finance and land development. He is also president of a family corporation, Bandera Land Company, Inc., with real estate interests in Orange County, California. A graduate of Whittier College, California, he did graduate work at George Williams

College, Illinois in organization management. He gives full time to Tri-Valley and its subsidiaries.

Paul W. Bateman	Director

Mr. Bateman is the President of the Klein & Saks Group, a Washington, DC-based public affairs firm, that advises companies, industry organizations and coalitions, principally in the mining and metals industries, on the political, regulatory and public policy environment. He joined the firm in 1994, and has been its chief executive since 1998. Since March 2004, Mr. Bateman also has been President of the Economic Club of New York, the nation’s leading nonpartisan policy forum. In 2005, Mr. Bateman was elected Chairman and chief executive of the International Cyanide Management Institute, which administers a voluntary industry program aimed at improving the management of cyanide used in gold mining and assisting in the protection of human health and the reduction of environmental impacts. Mr. Bateman’s knowledge of the precious metals industry is extensive, having earlier served as Executive Director of the Silver Institute, an international association serving the silver industry, and President of the Gold Institute, a North American industry group. Mr. Bateman began his career in San Clemente, California in the late 1970s, as an aide to then former President Richard Nixon. In 1981, he joined the White House staff under President Reagan, and subsequently served in that Administration in senior positions at the Departments of Commerce and Treasury.  From 1989 to 1993, he served on President George H.W. Bush’s White House staff as Deputy Assistant to the President for Management.  Mr. Bateman is an independent member of our board of directors and serves on the Audit Committee.

Edward M. Gabriel	Director

Dr. Gabriel is the former. U.S. Ambassador to Morocco during the Clinton administration and now President and CEO of the Washington D.C. based public affairs firm, The Gabriel Company, LLC. Ambassador Gabriel brings a diverse background in a variety of petroleum and other energy sources. Mr. Gabriel’s experience is both domestic and international, with extensive relationships in U.S. and Middle Eastern governments, as well as capital resources interested in energy. He is on the advisory board of Guggenheim Partners, a private wealth management firm. His career includes senior management positions with firms such as CONCORD and Madison Public Affairs Group in which he advised Fortune 100 Companies on multi-national matters in technology, energy, banking, environmental, and tax policies. Ambassador Gabriel served the Federal Energy Administration/U.S. Department of Energy as Senior Economic Analysts. He serves as Member, Global Advisory Board of George Washington University and Vice-Chairman of the American Task Force for Lebanon. He is on the board of directors of the American School of Tangier and the Casablanca American School. He is a graduate of Gannon University, was awarded an honorary Doctorate of Laws from Gannon, and he is a member of the University Economics Honor Society. Mr. Gabriel is an independent member of our board of directors and serves on the Nominating and Corporate Governance Committee.

Loren J. Miller, CPA	Director

Mr. Miller has served in a treasury and other senior financial capacities at the Jankovich Company since 1994 from which he recently retired. Prior to that he served successively as vice president and chief financial officer of Hershey Oil Corporation from 1987 to 1990 and Mock Resources from 1991 to 1992. Prior to that he was vice president and general manager of Tosco Production Finance Corporation from 1975 to 1986 and was a senior auditor for the accounting firm of Touche Ross & Company from 1968 to 1973. He is experienced in exploration, production, product trading, refining and distribution as well as corporate finance. He holds a B.S. in accounting and a M.B.A. in finance from the University of Southern California. He is chairman of our audit committee and also serves on the finance committee. Mr. Miller is an independent member of our Board of Directors.

Henry Lowenstein	Director

Dr. Lowenstein is Dean and Professor of Management at the E. Craig Wall Sr. College of Business Administration, Coastal Carolina University, Conway, South Carolina. Prior to joining the Coastal Carolina University faculty in 2007, he was Dean of Business and Public Administration at California State University Bakersfield. Dr. Lowenstein has broad background in management within business, academic, government and public service organizations. He serves on the Pre-Accreditation Committee of AACSB International, the top accreditation agency for business schools worldwide. Previous academic positions include universities in Illinois, Virginia and West Virginia. Dr. Lowenstein is published in fields of human resource management, public policy and transportation. In business he was a corporate officer for Kemper Group-Insurance and Financial Services, Dominion Bankshares Corporation, and Americana Furniture, Inc. He previously served as a management analyst for the Executive Office of the President of the United States-Office of Management and Budget in the Gerald Ford Administration. Dr. Lowenstein received his Ph.D. in Labor and Industrial Relations from the University of Illinois; an M.B.A. from George Washington University; and B.S. in Business Administration from Virginia Commonwealth University. He serves on Tri-Valley's Personnel and Compensation Committee and is Chairman of the Nominating and Corporate Governance Committee. Dr. Lowenstein is an independent member of our Board of Directors.

William H. “Mo” Marumoto	Director

Mr. Marumoto has over 30 years experience in the executive and personnel search profession as chairman and chief executive officer of his own retained search firm, The Interface Group Ltd. Here he was named to the Global Top 200 Executive Recruiters and several other worldwide professional awards and recognitions, according to the company. He has 40 years experience in public, private and academic sectors. He worked for three years as presidential aide in the Nixon White House. Earlier he was assistant to the secretary of health, education and welfare. Mr. Marumoto has been part of boards of numerous organizations, colleges, public agencies and businesses. In 2002 he was appointed by President George W. Bush to the advisory committee of the John F. Kennedy Center for the Performing Arts. He was recently awarded the nation’s highest honor for volunteers, the Presidential Medal of Volunteerism by President George W. Bush. Mr. Marumoto serves on the Nominating and Corporate Governance Committee and is Chairman of the Personnel and Compensation Committee. He is an independent member of our Board of Directors.

James S. Mayer	Director

Mr. Mayer is the President of Magic Investment Projects, LLC, a U.S. private equity firm. He formerly served as the first vice president, investments for Citigroup Global Markets, Inc. from 2004-2006 and as vice president, alternative investments group for Merrill Lynch from 1999-2004. Prior to that, he was executive vice president of North American operations for Netzsch Inc., a large private German firm. He served as director, strategic business development for the Perkin-Elmer Corporation. Mr. Mayer has a bachelor’s degree in chemistry with a minor in physics from State University of New York with graduate studies in finance, securities law, alternative investments and international marketing. He serves on the Finance Committee. Mr. Mayer was appointed to the Board of Directors in August 2008. He is an independent member of our Board of Directors.

G. Thomas Gamble	Director

A graduate of UCLA, Mr. Gamble is a successful rancher and businessman with current active investments in agriculture, food processing, educational services, oil, gas and minerals. In 2003, the California State Senate proclaimed privately owned Davies and Gamble, which produces critically acclaimed wines in California’s Napa Valley, its Green Entrepreneur Of The Year, and in 2005, Mozzarella Fresca, the nation’s premier producer of fresh Italian cheeses, of which he was a director and original investor, received the Certificate of Special Congressional Recognition as business of the year. He is also a director and original investor in Boston Reed College which provides educational opportunities to busy adults seeking stable and growing careers in the California health care industry. Mr. Gamble serves on the Audit Committee, the Personnel and Compensation Committee and is chair of the Finance Committee. Mr. Gamble is an independent member of our Board of Directors.

Board of Directors' Meetings and Committees

During 2007 the Board of Directors held 5 meetings. All directors attended 100% of the meetings, except for Loren Miller and Edward Gabriel, each of whom missed one. Dr. Gabriel and Paul Bateman were appointed as Directors of the Company in August 2007 and were only eligible to attend two meetings.

Personnel and Compensation Committee

The independent directors that serve on the personnel and compensation committee are William H. “Mo” Marumoto, Chair, Dr. Henry Lowenstein, and G. Thomas Gamble. The activities of the committee are discussed and its committee report is presented under Executive Compensation.

Audit Committee

The audit committee provides an open avenue of communication between our independent auditor, the company officers and the board of directors. The committee operates under a charter that sets forth the committee’s tasks. The committee charter is posted on our website, www.tri-valleycorp.com. The chief duties of the committee are:

•	Assure the independence and objectivity of the auditing firm.
•	Review and coordinate the auditing responsibilities with the auditor and chief financial officer.
•	Review the adequacy of internal accounting controls.
•	Inquire about significant risks and about management’s actions to minimize risks.
•	Review significant audit findings and any difficulties encountered in conducting the audit.

In 2007 the audit committee is composed of four independent members of the board of directors – Loren J. Miller, Chair, Paul W. Bateman, Milton J. Carlson and G. Thomas Gamble. In 2008, Mr. Carlson retired from the board of directors. The board of directors has determined that Loren J. Miller, CPA, is considered to be the audit committee financial expert. The audit committee met seven times during 2007. All committee members attended all seven committee meetings except for Mr. Carlson, who attended six, and Mr. Bateman, who attended the last three after he joined the Board.

Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements with management as well as our independent public accountants. The audit committee has received from the independent accountants a formal written statement regarding the auditors’ independence and has discussed with the independent accountant matters relating to their independence. The audit committee members have satisfied themselves as to the auditors’ independence. The audit committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the audit of our financial statements.

The audit committee has recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for 2007 for filing with the Securities and Exchange Commission.

Loren J. Miller, Chair

Paul W. Bateman

Milton J. Carlson

G. Thomas Gamble

Tri-Valley Corporation Audit Committee

Nominating and Corporate Governance Committee

In 2007 the nominating and corporate governance committee consisted of Milton Carlson, Chair, William H. “Mo” Marumoto and Edward M. Gabriel, all of whom are independent directors. Milton Carlson retired in February 2008, and Dr. Henry Lowenstein was appointed to succeed Mr. Carlson as Chair. The committee operates pursuant to a committee charter which has been adopted by the board of directors.

The committee charter provides that the committee will consider candidates for director recommended by other members of the board and by shareholders. The committee selects individuals as director nominees for their character, judgment, ethics, integrity, business experience, time commitment, and acumen, who the committee believes will be effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders and who will satisfy the qualification and composition requirements of the board and its committees, as required by law or the rules of the Amex.

The nominating and corporate governance committee did not conduct formal meetings during 2007. Actions were initiated by telephone and e-mail and candidates were presented to the full Board of Directors for discussion and further action.

Compensation of Directors

The Company compensates non-employee directors for their service on the board of directors.

The following table sets forth information regarding the compensation paid to outside directors in 2007.

(a)	(b)	(c)	(d)	(e)
Name	Fees	Stock Awards (1)	Option Awards (2)	Total Compensation

Paul W. Bateman	$ 3,000		$40,200	$43,200

Milton Carlson	$ 9,500	$14,500	-	$24,000

Edward M. Gabriel	0		$40,800	$40,800

G. Thomas Gamble	$ 10,000	$14,500	$98,000	$122,500

Dr. Henry Lowenstein	$ 7,200	$14,500	$98,000	$119,700

Loren J. Miller	$ 9,500	$14,500	-	$24,000

William Marumoto	$ 7,400	$14,500	$98,000	$119,900

(1) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock granted in 2007. Fair value is initially calculated using the closing price of our stock on the date of grant. In 2007, each director was granted shares of common stock on January 2, 2007, per share, for services rendered in 2006. The initial value of the stock granted to each director on that date was $14,500, based on a closing market price of $7.25 per share.

.

(2) Stock option awards relate to the accounting expense for options vested in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment, which requires the expensing of equity stock awards based on the grant date of the option. The grant date for Mr. Bateman was August 2, 2007; Mr. Gabriel is August 1, 2007; Mr. Gamble, Dr. Lowenstein and Mr. Marumoto the grant date was May 6, 2006.

Each director is compensated at the rate of $2,000 per board meeting and $500 for each committee meeting as of December 31, 2007

Security Ownership of Certain Beneficial Owners and Management

As of July 11, 2008, there were 27,012,589 shares of the Company's common stock outstanding. The following persons were known by the Company to be the beneficial owners of more than 5% of such outstanding common stock:

	Number of	Percent of
Name and Address	Shares	Total

F. Lynn Blystone P.O. Box 1105 Bakersfield, CA 93302	1,213,853(1)	4.4%

G. Thomas Gamble 1250 Church Street St. Helena, CA 94574	2,345,834(2)	8.7%

(1)	Includes 708,850 shares of stock Mr. Blystone has the right to acquire upon the exercise of options.
(2)	Includes 96,667 shares of stock Mr. Gamble has the right to acquire upon the exercise of warrants and options.

The following table sets forth the beneficial ownership of the Company's common stock as of July 11, 2008 by each of the named executive officers in the summary compensation table:

	Number of	Percent of
Named Executive Officers	Shares(1)	Total(2)

F. Lynn Blystone	1,213,853	4.4%

Thomas J. Cunningham (retired Jan. 15, 2008)	429,920	1.6%

Arthur M. Evans	75,000	0.3%

Joseph R. Kandle	510,946	1.9%

Robert A. Bell	160,000	0.6%

James G. Bush	143,500	0.5%

Named Executive officers - 6 persons)	2,533,219	9.2%

(1)

Includes shares which the listed shareholder has the right to acquire from options as follows: F. Lynn Blystone 708,850, Arthur M. Evans 75,000, Joseph R. Kandle 435,000; Robert A. Bell 150,000, James G. Bush 140,000.

(2)

Based on total outstanding shares of 27,012,589 as of July 11, 2008. The persons named herein have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s personnel and compensation committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the personnel and compensation committee or of any other company that has an executive officer or director serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s personnel and compensation committee.

Executive Compensation

Compensation Discussion and Analysis

The core mission of Tri-Valley Corporation isto increase the value and liquidity of Tri-Valley stock and build the wealth of our investors. To fulfill this mission, we have developed a tightly defined business strategy. This strategy is to identify, obtain, and exploit exploration projects of exceptional size where exploration, discovery, and operational success can substantially grow the intrinsic value of the company and market value of its stock.

Tri Valley strives to incorporate a “team” approach in order to achieve strong operating and financial results Consistent with this approach, Tri-Valley maintains a policy of executive compensation commensurate with the long-term risk-value assumed by our investors and shareholders. Consequently, Tri-Valley’s Chief Executive Officer compensation is structured as a base cash compensation that is recognized to be below peer corporate levels, coupled with stock options which may result in competitive to above competitive levels at some future date, depending on the market performance of TIV’s stock.

The philosophy of low base salary coupled with options has now been implemented in the recruitment of executives at the Vice President level of Tri-Valley and its subsidiary companies. This approach has proved successful in attracting key individuals with major industry experience who share the Company long-term shareholder value philosophy and performance motivation. Given the competitive market within our industry for human resources necessary to support our ventures, equity options are now being used to secure key staff and operating personnel within the organization as a means to offset lower base compensation.

Executive Compensation Analysis

Tri-Valley Corporation compares its executive salaries to six peer corporations used by market analysts as a basis of comparing Tri-Valley operations. The comparison group has market capitalization of $179 million to $210 million. All six of the peer companies are in the oil exploration and production industry. The six companies used in the peer analysis are: Gasco Energy; Panhandle Oil & Gas; Prime Energy; CanArgo Energy; Meridian Resource Corp.; and Double Eagle.

The following chart shows the comparison of Tri-Valley executive compensation to the peer group average:

2006 President/CEO Comparision

TIV to Peer Group Average

	Tri-Valley Corporation	Industry Peer Group Average
President/CEO
Base Salary	$159,000	$306,000
Bonus	0	$644,000
Stock/Options	$ 47,000	$194,000
Other Comp.	$ 5,000	$127,000

TOTAL	$211,000	$1,078,000

Vice President Level
Base Salary	$131,000	$206,000
Bonus	0	$303,000
Stock/Options	0	$147,000
Other Comp.	$ 4,000	$ 16,000

TOTAL	$135,000	$620,000

Tri-Valley base line executive compensation is approximately 20% of industry average for President/CEO, and, 22% of industry average for Vice Presidents.

These results assure shareholders that Tri-Valley Corporation does not engage in excessive executive compensation. It is further assurance that our executives, like our shareholders, accept compensation based upon the long-term performance of TIV to ultimately provide the rewards tomorrow that would in other organizations be received today.

Section  162(m).    The Company believes that all compensation paid or payable to its executive officers covered under Section 162(m) of the Internal Revenue Code will qualify for deductibility under such Section.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on such review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Board of Directors.

William H. “Mo” Marumoto, Chair

Dr. Henry Lowenstein

G. Thomas Gamble

The Personnel and Compensation Committee met once in 2007. All members were in attendance.

Summary Compensation Table

The following table summarizes the compensation of the executive officers of the Company and its subsidiaries for the fiscal years ended December 31, 2007, 2006, and 2005.

(a)	(b)	( c )	(d)	(e)	(f)
Name	Fiscal Year Ending	Salary	Stock Awards (1)	Option Awards (2)	Company 401-K Contribution	Total Compensation

F. Lynn	12/31/07	$159,000	$37,000	$0	$4,770	$200,770
Blystone, CEO	12/31/06	$159,000	$47,450	$0	$4,770	$211,220
	12/31/05	$159,000	$38,900	$0	$2,782	$200,682

Thomas	12/31/07	$135,000	$0	$0	$4,050	$139,050
Cunningham, CAO(3)	12/31/06	$130,833	$0	$0	3,925	$134,758
	12/31/05	$115,000	$0	$0	$2,012	$117,012

Arthur M.	12/31/07	$120,000	$0	$17,000	$3,600	$140,600
Evans, CFO	12/31/06	$120,000	$0	$56,550	$3,600	$180,150
	12/31/05	$ 15,000	$0	$34,000	$450	$ 49,450

Joseph Kandle,	12/31/07	$170,000	$0	$0	$5,100	$175,100
Pres. TVOG	12/31/06	$163,333	$0	$0	$5,875	$169,208
	12/31/05	$150,000	$0	$0	$2,625	$152,625

Robert A. Bell,	12/31/07	$83,125	$0	$144,990	$2,494	$230,609
Vice Pres. Operations, TVOG

James G. Bush,	12/31/07	$112,560	$0	$96,000	$3,377	$211,937
Vice Pres. Exploration, TVOG

(1) Stock awards are valued at the closing market price on the date of issuance.

(2) Stock option awards are valued on the date of grant using the Black-Scholes model

(3) Mr. Cunningham retired January 15, 2008.

Stock Options Granted In 2007

The Company granted 100,000 stock options each to Paul W. Bateman and Edward M. Gabriel. The options vest in 20,000 share increments annually upon re-election to the Board of Directors.

Aggregated 2007 Option Exercises and Year-End Values

The following table summarizes the number and value of all unexercised stock options held by the Named Executive Officers and the Directors at the end of 2007.

( a )	(b)	(c)	(d)	(e)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY End Exercisable/ Unexercisable	Value of Unexercised In The Money Options at FY End ($) Excercisable/ Unexercisable

F. Lynn Blystone	47,500	$341,640	729,350/0	$4,378,015/$0
Milton Carlson			240,000/0	$0/$0
Thomas J. Cunningham	0	0	523,000/0	$3,215,450/$0

Arthur M. Evans	0	0	35,000/10,000	$7,800/$0
G. Thomas Gamble	0	0	40,000/40,000	$42,000/$42,000
Paul W. Bateman			20,000/80,000	$18,200/$72,800
Edward M. Gabriel			20,000/80,000	$20,600/$82,400
Joseph R. Kandle	50,000	$335,500	475,000/0	$2,614,250/0
Robert A. Bell			27,000/108,000	$0/$0
James G. Bush			20,000/110,000	$0/$0
Henry Lowenstein			60,000/40,000	$63,800/$42,000
Loren J.Miller	0	0	0/0	$0/0
William H. “Mo” Marumoto	0	0	60,000/40,000	$63,800/$42,000

*Based on a fair market value of $7.40 per share, which was the closing price of the Company's Common Stock on the American Stock Exchange on December 31, 2007

Audit Fees

The following table lists the fees that we paid to our independent auditors in 2007 and 2006:

YEAR	AUDIT SERVICES	TAX SERVICES	AUDIT RELATED
2007	$ 132,592	$60,390	$54,202
2006	$ 85,417	$43,925	$28,177

All of our auditors were full time, permanent employees of the accounting firm auditing our financial statements.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.  The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual exam.  The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

Proposal 2: OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than those items previously discussed. The proxy being solicited by the Board of Directors provides authority for the proxy holder designated by the Board, F. Lynn Blystone, to use his discretion to vote on such other matters as may lawfully come before the meeting, including matters incidental to the conduct of the meeting, and any adjournment thereof.

The Board of Directors recommends a vote FOR the proposal to permit the proxy holder use his discretion to vote on other matters that lawfully come before the meeting.

OTHER INFORMATION

Outside Auditors

Under rules promulgated under the Sarbanes-Oxley Act of 2002, shareholders no longer ratify the selection of our outside auditing firm, which is now selected by the audit committee of the Board of Directors. Our financial statements for the years ended December 31, 2007 and 2006, have been audited by Brown Armstrong Accountancy Corporation. A representative of the independent accountants will attend the meeting, have the opportunity to make a statement if they desire to do so, and be available to answer questions.

Annual Report

Our Annual Report on Form 10-K for the year ended December 31, 2007, which contains our audited financial statements dated December 31, 2007 and 2006, was mailed previously to shareholders.

Section 16(a) Beneficial Ownership Reporting Requirement

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require our directors, certain officers, and greater than 10 percent shareholders to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports they file. Based solely upon a review of the copies of the forms furnished to us, or written representations from certain reporting persons that no reports were required, we believe that no person failed to file required reports on a timely basis during or in respect of 2007.

Where to Obtain Additional Information

You may obtain, free of charge, a copy of our Annual Report or Form 10-K for the year ended December 31, 2007 (including the financial statements and schedules thereto), filed with the Securities and Exchange Commission by writing to Tri-Valley's Secretary at 4550 California Avenue, Suite 600, Bakersfield, California 93309; telephone 661-864-0500.

We file annual, quarterly and period reports, proxy statements and other information with the Securities and Exchange Commission using the SEC's EDGAR system. You can find our SEC filings on the SEC's web site, www.sec.gov. You may read and copy any materials that we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Our common stock is traded on the American Stock Exchange under the symbol "TIV." We use the calendar year as our fiscal year.

Proposals by Shareholders - 2009

Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 2009 annual shareholders meeting must be received by our corporate secretary no later than April 10, 2009. If the Board of Directors determines to move the date of the 2008 annual meeting by more than 30 days from the date of this year’s meeting (October 4), shareholders will be allowed to submit proposals for inclusion in the proxy materials a reasonable amount of time prior to printing and mailing the proxy for next year’s meeting.

Other Matters

No proposals have been received from shareholders for inclusion in the proxy statement for action at the 2008 annual meeting. We do not know of any matter to be acted upon at the meeting other than the matters above described. However, if any other matter should properly come before the meeting, the proxy holders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion.

Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

Date:	August 13, 2008	By Order of the Board of Directors,

F. Lynn Blystone

President and Chief Executive Officer

TRI-VALLEY CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints F. Lynn Blystone and Loren Miller as Proxies with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Tri-Valley Corporation held on record by the undersigned on August 6, 2008, at the Annual Meeting of Shareholders to be held in the Fess Parker’s Doubletree Resort, 633 East Cabrillo Blvd., Santa Barbara, California 93103, on October 4, 2008, at 10:00 A.M. (P.D.T.).

1.	ELECTION OF DIRECTORS or any adjournment thereof.

FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW).

(To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

F. L. Blystone	W. H. Marumoto	P. W. Bateman
L. J. Miller	G. T. Gamble	J. S. Mayer
Henry Lowenstein	E. M. Gabriel

2.         To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

For	Against	Abstain
----	----	----

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 - 2.

Please sign and date this Proxy. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please indicate your full title. Votes received later than 11:59 P.M. PDT on October 3, 2008, will not be counted unless the shareholders are present to vote their shares. SHAREHOLDER MUST LIST THE EXACT NUMBER OF SHARES OWNED:                           shares.

Dated:

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(Please mark, sign, date and return the Proxy Card promptly.)

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Signature	Signature if held jointly